UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2010

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code:  (843) 756-6333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of HCSB Financial Corporation (the “Company”) was held on April 22, 2010 at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina.  At the Annual Meeting, there were present in person or by proxy 2,707,706 shares of the Company’s common stock, representing approximately 71.5% of the total outstanding eligible votes.  At the Annual Meeting, the shareholders of the Company (i) elected three members to the Board of Directors, (ii) ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants, and (iii) ratified the non-binding resolution to approve the compensation of the Company’s named executive officers.  The voting results for each proposal are as follows:

1.  To elect three members to the Board of Directors:

			Broker
	For	Withheld	Non-Vote
Clay D. Brittain, III	2,445,673	45,588	216,445
Michael S. Addy	2,445,673	45,588	216,445
James R. Clarkson	2,445,673	45,588	216,445

The other directors that continued in office after the Annual Meeting are as follows:

CLASS I	CLASS III
D. Singleton Bailey	Johnny C. Allen
Franklin C. Blanton	Russell R. Burgess, Jr.
Rachel B. Broadhurst	Larry G. Floyd
T. Freddie Moore	Tommie W. Grainger
Carroll D. Padgett, Jr.	Gwyn G. McCutchen, D.D.S.

2.  To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
2,661,146	3,766	42,794

3.  To ratify the non-binding resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
2,471,086	123,042	113,577	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: April 27, 2009	By:	/s/JAMES R. CLARKSON
Name: James R. Clarkson
Title: Chief Executive Officer